**CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street, 29th Floor
NEW YORK CITY NY 10281

**Client no: [***]** (Please quote in all correspondence) **Invoice no:** [***]
**Invoice date:** 19 Nov 2024
**Bidder no: [***]**

**Telephone:** +1 **[***] Email: [***]**

Wednesday 20 November 2024

# INVOICE

**Auction details: [***], American Art, New York, 19 Nov 2024 at 14:00**

| Lot | Description | Amount US$ | Sales Tax rate | Sales Tax US$ | Total US$ | Lot total US$ |
|---|---|---|---|---|---|---|
| 11 | **Ernie Barnes (1938-2009) The Native Gift 36 x 18 in. (91.4 x 45.7 cm.) (Painted in 1972.)** | | | | | |
| | Hammer price | 260,000.00 | 0.0% | 0.00 | 260,000.00 | |
| | Premium | 70,700.00 | 0.0% | 0.00 | 70,700.00 | |
| | | | | | | 330,700.00 |

| | |
|---|---|
| Total hammer price | 260,000.00 |
| Total premium | 70,700.00 |
| Sales Tax total | 0.00 |
| **Invoice total** | **US$330,700.00** |
| Due date | 17 Feb 2024 |

Ship to:
Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
**[***]**

**[***]**

# INVOICE [***]

**PAYMENT**

Bank Transfers **(Please quote your Invoice Number on all transfers)** to: [***], Account name: [***], Account number: [***], Domestic Clients Only, use Federal Routing
[***]; International Clients Only, use Swift Code: [***]

If you have received your invoice by email it is recommended you verify the bank details shown by viewing our online catalogue for the sale which includes the information.